Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-1

(Form Type)

Gameverse Interactive Corp
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee

Fees to Be Paid
	Equity	Common Stock, $0.001 par value	Rule 457(o)	-	$-	$15,000,000.00	$0.00013810	$2,071.50

Total Amount of Registration Fee						$15,000,000.00		$2,071.50
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fee Due								$2,071.50

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities.